SHERB & CO., LLP
Certified Public Accountants

1900 NW Corporate Blvd. Suite East 210
Boca Raton, FL 33431
Tel: 561-886-4200
Fax: 561-886-3330
e-mail: info@sherbcpa.com
Offices in New York and Florida

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 27, 2006 on the consolidated financial statements of Global Matrechs, Inc. for the years ended December 31, 2005 and 2004, included herein on Form 10-K of Global Matrechs, Inc. for their fiscal year ended December 31, 2006.

/S/ Sherb & Co., LLP

Boca Raton, Florida

January 14, 2009